SECURITIES AND EXCHANGE COMMISSION
                                  UNITED STATES
                              Washington, DC 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) February 28, 1999

                              REGENCY CENTERS, L.P.
             (Exact name of registrant as specified in its charter)



         Delaware                           0-24763               59-3429602
(State or other jurisdiction               Commission           (IRS Employer
     of incorporation)                    File Number)       Identification No.)


  121 West Forsyth Street, Suite 200
           Jacksonville, Florida                                   32202
(Address of principal executive offices)                        (Zip Code)


Registrant's telephone number including area code:                (904)-356-7000



                                 Not Applicable
          (Former name or former address, if changed since last report)

ITEM 2.  ACQUISITION OF ASSETS
-------  ---------------------

This Form 8-K is being amended to file the audited financial statements of Pacific Retail Trust ("Pacific Retail") for December 31, 1998 and to update the pro forma financial information previously filed as of that date.

Regency Centers, L.P. ("Regency Centers") is the primary entity through which Regency Realty Corporation ("Regency") owns its properties and through which Regency intends to expand its ownership and operation of retail shopping centers. At December 31, 1998, Regency owned approximately 96% of the outstanding common units of Regency Centers.

Regency completed its merger with Pacific Retail, a Dallas-based private real estate company that is a leading neighborhood shopping center company in the western United States. The merger was approved Friday, February 26, 1999 by shareholders of both companies at special shareholder meetings and was effective February 28, 1999.

Of the 25.5 million Regency shares authorized to vote, 84.1% was represented at the special shareholder meeting either in person or by proxy. Of the shares represented, 98.6% voted in favor of the merger. Of the 67.2 million Pacific Retail shares authorized to vote, 97.0% was represented at the special shareholder meeting either in person or by proxy. Of the shares represented, 97.3% voted in favor of the merger.

The merged company will operate under the Regency name and will continue to trade on the New York Stock Exchange under the ticker symbol "REG". With the completion of the merger, Regency owns 200 retail properties totaling more than 23 million square feet located in high-growth markets throughout the United States.

Following the merger, Regency contributed to Regency Centers substantially all of the assets it acquired from Pacific Retail in the merger, including (1) title to all of the properties acquired, and (2) all of the outstanding non-voting common stock of PRT Development Corporation, Pacific Retail's non-qualified REIT subsidiary, in exchange for Class B Partnership units.

In the merger, Regency became the general partner of Retail Properties Partners Limited Partnership, which continues to own 8 properties that it owned prior to the merger. Regency expects to merge these 8 properties into Regency Centers during the second quarter of 1999 subject to the approval of the limited partners of Retail Property Partners Limited Partnership. While Regency believes that the merger is probable, there is no assurance that the required consents will be obtained.

Regency and Regency Centers intend to continue to use the assets acquired in the merger in the same manner and to conduct the same type of business as Pacific Retail conducted prior to the merger.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
-------  ------------------------------------------------------------------

REGENCY CENTERS, L.P.:
UNAUDITED PRO FORMA FINANCIAL INFORMATION

    Pro Forma Consolidated Balance Sheet as of
    December 31, 1998......................................................  P-2

    Pro Forma Consolidated Statement of Operations
    for the year ended December 31, 1998...................................  P-2

    Notes to Pro Forma Consolidated Statement of Operations................  P-4


PACIFIC RETAIL TRUST:
UNAUDITED PRO FORMA FINANCIAL INFORMATION

    Pro Forma Consolidated Balance Sheet as of
    December 31, 1998......................................................  P-8

    Pro Forma Consolidated Statement of Operations
    for the year ended December 31, 1998...................................  P-9

    Notes to Pro Forma Consolidated Statement of Operations................ P-10


REGENCY CENTERS L.P. AND PACIFIC RETAIL TRUST MERGER:
UNAUDITED PRO FORMA FINANCIAL INFORMATION

    Pro Forma Consolidated Balance Sheet as of
    December 31, 1998...................................................... P-13

    Notes to Pro Forma Consolidated Balance Sheet.......................... P-14

    Pro Forma Consolidated Statement of Operations
    for the year ended December 31, 1998................................... P-15

    Notes to Pro Forma Consolidated Statement of Operations................ P-16

PACIFIC RETAIL TRUST:
CONSOLIDATED FINANCIAL STATEMENTS

    Report of Independent Accountants......................................  F-1

    Consolidated Balance Sheets as of December 31, 1998 and 1997...........  F-2

    Consolidated Statements of Operations for the years ended
    December 31, 1998 and 1997.............................................  F-3

    Consolidated Statements of Changes in Shareholders' Equity for
    the years ended December 31, 1998 and 1997.............................  F-4

    Consolidated Statements of Cash Flows for the years ended
    December 31, 1998 and 1997.............................................  F-5

    Notes to Consolidated Financial Statements............................   F-6


    Schedule III - Real Estate and Accumulated Depreciation
    as of December 31, 1998................................................  S-1


C.  Exhibits:
    ---------

    2.   Agreement and Plan of Merger between Regency Realty
         Corporation and Pacific Retail Trust dated as of September 23, 1998 (incorporated by reference from Annex A to Regency Realty Corporation's definitive Proxy Statement and Prospectus dated January 28, 1999).

         Exhibits to the Agreement and Plan of Merger are incorporated by reference to Annexes D, E and F to the above-referenced Proxy Statement and Prospectus. The following schedules have been omitted (the Registrant agrees to furnish copies supplementally to the Securities and Exchange Commission upon request):

         Regency Realty Corporation ("East") Disclosure Schedules:

         3.2(a) and (b)

                 (i) Commitments to Issue Securities of East or East Operating Partnership
                (ii)   East Voting Agreement
               (iii)   East Redemption Obligations
                (iv)   East Registration Rights Agreements

         3.2(c)  Stock Ownership of East Subsidiaries
         3.2(d) Commitments to Issue Securities of East Subsidiaries 3.3(b) East Required Consents
         3.5     East Material Adverse Changes

         3.7     East Tax Matters
         3.9     East Litigation
         3.11    East Properties
         3.26    Knowledge
         5.1(d)  East Acquisitions, Dispositions, or Financings
         7.1(i)  Mandatory Required Consents

         Pacific Retail Trust ("West") Disclosure Schedule

    23.  Consent of PricewaterhouseCoopers LLP





Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                  REGENCY CENTERS, L.P.
                                  (registrant)

                                  By:  Regency Realty Corporation,
                                       Its General Partner


February 28, 1999                 By:  /s/ J. Christian Leavitt
                                     -----------------------------------
                                       J. Christian Leavitt
                                       Senior Vice President

                             Pro Forma Consolidated
                   Financial Statements Regency Centers, L.P.




 The following unaudited pro forma consolidated financial statements are based upon the audited historical consolidated financial statements of Regency Centers, L.P. (Regency Centers) as of December 31, 1998, which have been included in Regency Centers' filing on Form 10-K as of and for the three years ended December 31, 1998. This accompanying pro forma balance sheet has no adjustments since Regency Centers has not had any significant acquisition of real estate or other transactions subsequent to December 31, 1998 which would require pro forma adjustment, with the exception of Regency Realty Corporation's merger with Pacific Retail Trust, for which separate pro forma financial statements are presented within this filing.

 The pro forma consolidated statement of operations has been adjusted to present Regency Centers' operations as if it had 1) completed the acquisition of all properties, 2) sold all its office buildings, and 3) completed its offerings of debt and preferred units, as of January 1, 1998.

 These unaudited pro forma consolidated financial statements should be read in conjunction with Regency Centers' Form 10-K as of and for the three years ended December 31, 1998. The unaudited pro forma consolidated financial statements are not necessarily indicative of what the actual financial position or results of operations of Regency Centers would have been at December 31, 1998 assuming the transactions had been completed as set forth above, nor does it purport to represent the financial position or results of operations of Regency Centers in future periods.

                              Regency Centers, L.P.
                      Pro Forma Consolidated Balance Sheet
                               December 31, 1998
                                   (Unaudited)
                                 (In thousands)



                                                                     Historical     Adjustments    Pro Forma
                                                                     ----------     -----------    ---------
                 Assets
   ------------------------------------------------
   Real estate investments, at cost                                $ 1,038,253           -         1,038,253
   Construction in progress                                             15,648           -            15,648
       Less: accumulated depreciation                                   36,752           -            36,752
                                                                    ----------      -----------   ----------
           Real estate rental property, net                          1,017,149           -         1,017,149
                                                                    ----------      -----------   ----------

   Investments in real estate partnerships                              30,631           -            30,631
                                                                    ----------    -----------    -----------
       Net real estate investments                                   1,047,780           -         1,047,780
                                                                    ----------    -----------    -----------

   Cash and cash equivalents                                            15,537           -            15,537
   Tenant receivables, net of allowance for
       uncollectible accounts                                           13,713           -            13,713
   Deferred costs, less accumulated amortization                         5,156           -             5,156
   Other assets                                                          4,251                         4,251
                                                                    ----------    -----------    -----------
           Total Assets                                            $ 1,086,437           -         1,086,437
                                                                    ==========    ===========    ===========

     Liabilities and Partners' Capital
   ------------------------------------------------
   Notes payable                                                       362,745           -           362,745
   Acquisition and development line of credit                          117,631           -           117,631
                                                                    ----------    -----------    -----------
       Total debt                                                      480,376           -           480,376

   Accounts payable and other liabilities                               17,596           -            17,596
   Tenant's security and escrow deposits                                 2,638           -             2,638
                                                                    ----------    -----------    -----------
       Total liabilities                                               500,610           -           500,610
                                                                    ----------    -----------    -----------

   Limited partners' interest in consolidated partnerships              11,559           -            11,559
                                                                    ----------    -----------    -----------

   Partners' Capital:
   Series A preferred units                                             78,800           -            78,800
   General and Limited partnership units                               495,468           -           495,468
                                                                    ----------    -----------    -----------
       Total partners' capital                                         574,268           -           574,268
                                                                    ----------    -----------    -----------
           Total liabilities and partners' capital               $   1,086,437           -         1,086,437
                                                                    ==========    ===========    ===========




   See accompanying notes to pro forma consolidated balance sheet.

                              Regency Centers, L.P.
                 Pro Forma Consolidated Statement of Operations
                                   (Unaudited)
                  (In thousands, except unit and per unit data)



                                                                       For the Year Ended December 31, 1998
                                                                       ------------------------------------
                                                                        Acquisition         Other
                                                          Historical    Properties        Adjustments         Pro Forma
                                                          ----------    -----------       -----------         ---------
Revenues:
      Minimum rent                                       $   86,945       11,387    (a)      (697)     (d)     97,635
      Percentage rent                                         1,652          183    (a)        (8)     (d)      1,827
      Recoveries from tenants                                19,989        2,260    (a)       (67)     (d)     22,182
      Management, leasing and brokerage fees                 11,863            -                -              11,863
      Equity in income of investments in real
        estate partnership                                      946            -                -                 946
                                                          ---------     --------          -------            --------
                                                            121,395       13,830             (772)            134,453
                                                          ---------     --------          -------            --------
Operating expenses:
      Depreciation and amortization                          20,653        2,874    (b)      (453)     (d)     23,074
      Operating and maintenance                              14,876        1,335    (a)      (122)     (d)     16,089
      General and administrative                             15,064          676    (a)       (25)     (d)     15,715
      Real estate taxes                                      10,202        1,470    (a)       (81)     (d)     11,591
                                                          ---------     --------          -------            --------
                                                             60,795        6,355             (681)             66,469
                                                          ---------     --------          -------            --------
 Interest expense (income):
      Interest expense                                       23,464        7,676    (c)    (2,426)     (e)     28,714
      Interest income                                        (1,900)           -                -              (1,900)
                                                          ---------     --------          -------            --------
                                                             21,564        7,676           (2,426)             26,814
                                                          ---------     --------          -------            --------
      Income before minority interest
         and gain on sale of real
         estate investments                                  39,036         (201)           2,335              41,170

 Gain on sale of real estate investments                     10,726            -           (9,336)     (d)      1,390
 Minority interest                                             (464)           -                -                (464)
                                                          ---------     --------          -------            --------
      Net income                                             49,298         (201)          (7,001)             42,096

 Preferred unit distributions                                (3,358)           -           (3,142)     (f)     (6,500)
                                                          ---------     --------          -------            --------
      Net income for common unit holders                 $   45,940         (201)         (10,143)             35,596
                                                          =========     ========          -------            --------

 Net income per common unit (note (g)):
      Basic                                              $     1.62                                         $    1.21
                                                          =========                                          ========
  Diluted                                                $     1.58                                         $    1.18
                                                          =========                                          ========



 See accompanying notes to pro forma consolidated statement of operations.

                              Regency Centers, L.P.
             Notes to Pro Forma Consolidated Statement of Operations
                      For the Year Ended December 31, 1998
                                   (Unaudited)
                  (In thousands, except unit and per unit data)

(a) In January 1998, Regency Centers entered into an agreement to acquire 32 shopping centers from various entities comprising the Midland Group. Regency Centers has acquired 20 Midland shopping centers fee simple and 12 through joint ventures during 1998 containing 2.2 million square feet for approximately $220.4 million. In addition to the Midland Group Regency Centers has acquired ten other shopping centers during 1998.

     The following reflects revenues and certain expenses for all acquired properties for the period from January 1, 1998 to the earlier of the respective acquisition date of the property.

      Property                Acquisition      Minimum     Percentage    Recoveries    Operating and        Real       General and
        Name                      Date          Rent         Rent       from Tenants    Maintenance     Estate Taxes  Administrative
                              -----------     --------     ----------   ------------   -------------    ------------  --------------
      Garner Festival (1)       9/30/98      $      -      $      -     $     -          $     -         $     -         $   -
      Windmiller Farms          7/15/98           621             -          97               37              77            34
      Franklin Square           4/29/98           414             -          56               52              31            32
      St. Ann Square            4/17/98           217             -          44               18              35            12
      East Point Crossing       4/29/98           268             -          52               16              35            17
      North Gate Plaza          4/29/98           234             -          33               18              27            10
      Worthington Park          4/29/98           281             -          68               22              40            19
      Beckett Commons            3/1/98           113             -           7                6              14             4
      Cherry Grove Plaza         3/1/98           239             -          11               13              22            21
      Bent Tree Plaza            3/1/98           137             -          11                7              59             8
      West Chester Plaza         3/1/98           130             -          12               13              42             7
      Brookville Plaza           3/1/98            95             -           5                5               8             4
      Lake Shores Plaza          3/1/98           123             -          10                5              16             6
      Evans Crossing             3/1/98           116             -           4                5               8             6
      Statler Square             3/1/98           164             -          15               13               1             8
      Kernersville Plaza         3/1/98           120             -           4                8               8             8
      Maynard Crossing           3/1/98           272             -          38               13              15            15
      Shoppes at Mason           3/1/98           116             -          27               15              33             6
      Lake Pine Plaza            3/1/98           152             -          13               10               8             9
      Hamilton Meadows           3/1/98           148             -          42               10              15             7
                                              -------       -------      ------           ------          ------          ----
           Total Midland Group                  3,960             -         549              286             494           233
                                              -------       -------      ------           ------          ------          ----

      Bloomingdale Square       2/11/98           214             6          53               25              24            21
      Silverlake                 6/3/98           346             -          60               36              36            18
      Highland Square           6/17/98           516            51          86               46              79            60
      Shoppes @104              6/19/98           620             -         133               72              79            28
      Fleming Island            6/30/98           348             -         289               39             194            36
      Pike Creek                 8/4/98         1,172           116         108              135              83            47
      Hinsdale Lake Common     10/21/98         1,289             7         379              216             148            67
      Park Place               11/20/98           952             3         229              171             120            20
      Queensboro               12/11/98           756             -         135              143              57            44
      Beneva Village           12/22/98         1,214             -         239              166             156           102
                                              -------       -------      ------           ------          ------          ----
          Total for all acquisitions         $ 11,387      $    183     $ 2,260          $ 1,335         $ 1,470         $ 676
                                              =======       =======      ======           ======          ======          ====


     (1) The property was under development until the date of acquisition, thus there are no revenues and expenses to be recorded in the statement of operations.

(b) Depreciation expense is based on the estimated useful life of the properties acquired. For properties under construction, depreciation expense is calculated from the date the property is placed in service through the end of the period. In addition, the calculations reflect depreciation expense on the properties from January 1, 1998 to the respective acquisition date of the property.


         Property                                  Building and    Year Building                       Depreciation
           Name                                    Improvements    Built/Renovated    Useful Life       Adjustment
         --------                                  ------------    ---------------    -----------      ------------

         Bloomingdale Square                     $     13,189          1987                30           $    51
         Silverlake Shopping Center                     7,584          1988                31               103
         Highland Square                                9,049          1960                20               208
         Shoppes @104                                   6,439          1990                33                91
         Fleming Island                                 4,773          1994                37                64
         Pike Creek                                    18,082          1981                24               446
         Hinsdale Lake Commons                         14,976          1986                29               382
         Park Place                                     7,974          1988                31               236
         Queensboro                                     6,501          1993                36               181
         Beneva Village                                 8,851          1987                30               295
                                                                                                         ------
                                                                                                        $ 2,057
                                                                                                         ------


         Midland Group                           $    151,636      Ranging from      Ranging from
                                                                   1986 to 1996         29 to 40        $   817
                                                                                                         ------

           Total depreciation adjustment                                                                $ 2,874
                                                                                                         ======


(c) To reflect interest expense on the Line required to complete the acquisition of all properties at the interest rate afforded Regency Centers at December 31, 1998 (6.562%), and the assumption of $97.0 million of debt in conjunction with the Midland Group. For properties under construction, interest expense is calculated from the date the property was placed in service through the acquisition date.

(d) During 1998, Regency Centers sold three office buildings and a parcel of land for $26.7 million, and recognized a gain on the sale of $9.3 million. The adjustments to the pro forma statements of operations reflect the reversal of the revenues and expenses from the office buildings generated during 1998, including the gains on the sale of the office buildings as if the sales had been completed on January 1, 1998. Regency Centers believes that excluding the results of operations and gains related to the office buildings sold is necessary for an understanding of the continuing operations of the Regency Centers.

(e) To reflect (i) interest expense and loan cost amortization on the $100 million debt offering on July 15, 1998 offset by (ii) the reduction of interest expense on the Line and mortgage loans from the proceeds of the debt offering, the issuance of $80 million of preferred units on July 15, 1998 and the proceeds from the sale of the office buildings referred to in note (d).

(f) To adjust the preferred unit distribution to an assumed annual rate of 8.125%.

(g) The following summarizes the calculation of basic and diluted earnings per unit for the year ended December 31, 1998.


      Basic Earnings Per Unit (EPU) Calculation:
          Weighted average common units outstanding                       24,991
                                                                 ===============

          Net income for unit holders                           $         35,596
          Less: dividends paid on Class B common stock                     5,378
                                                                 ---------------
          Net income for Basic and Diluted EPU                  $         30,218
                                                                 ===============

      Basic EPU                                                 $           1.21
                                                                 ===============

      Diluted Earnings Per Unit (EPU) Calculation:
          Weighted average common units outstanding for
            Basic EPU                                                     24,991
          Incremental units to be issued under common
            stock options using the Treasury method                           14
          Contingent units for the acquisition
            of real estate                                                   511
                                                                 ---------------
                Total Diluted Units                                       25,516
                                                                 ===============

      Diluted EPU                                               $           1.18
                                                                 ===============

                              Pacific Retail Trust
                   Pro Forma Consolidated Financial Statements



 The following unaudited pro forma consolidated financial statements are based upon the historical consolidated balance sheet of Pacific Retail Trust (Pacific Retail) as of December 31, 1998. The following unaudited pro forma consolidated statement of operations of Pacific Retail are based upon the historical consolidated statement of operations for the year ended December 31, 1998. These statements are presented as if Pacific Retail had acquired all of its properties as of January 1, 1998.

 The unaudited pro forma consolidated financial statements are not necessarily indicative of what the actual financial position or results of operations of Pacific Retail would have been at December 31, 1998 assuming the transactions had been completed as set forth above, nor does it purport to represent the financial position or results of operations of Pacific Retail in future periods.

                              Pacific Retail Trust
                      Pro Forma Consolidated Balance Sheet
                               December 31, 1998
                                   (Unaudited)
                                 (In thousands)



                                                            Historical      Adjustments         Pro Forma
                      Assets                                ----------      -----------         ---------
   -------------------------------------------------

   Real estate investments, at cost                        $ 1,081,107         33,000  (a)      1,114,107
   Construction in progress                                     24,975              -              24,975
       Less: accumulated depreciation                           41,916              -              41,916
                                                            ----------       --------          ----------
           Real estate rental property, net                  1,064,166         33,000           1,097,166
                                                            ----------       --------          ----------

   Cash and cash equivalents                                       529              -                 529
   Tenant receivables, net of allowance for
       uncollectible accounts                                   12,878              -              12,878
   Deferred costs, less accumulated amortization                 6,876              -               6,876
   Other assets                                                 11,025              -              11,025
                                                            ----------       --------          ----------
           Total Assets                                    $ 1,095,474         33,000         $ 1,128,474
                                                            ==========       ========          ==========
       Liabilities and Stockholders' Equity
   -------------------------------------------------
   Mortgage loans payable                                  $   101,747              -             101,747
   Acquisition and development line of credit                  233,600         33,000  (a)        266,600
                                                            ----------       --------          ----------
       Total debt                                              335,347         33,000             368,347

   Accounts payable and other liabilities                       12,570              -              12,570
   Tenant's security and escrow deposits                         3,536              -               3,536
                                                            ----------       --------          ----------
       Total liabilities                                       351,453         33,000             384,453
                                                            ----------       --------          ----------

   Minority interest                                            19,377              -              19,377
                                                            ----------       --------          ----------

   Preferred stock                                              31,303              -              31,303
   Common stock and additional paid in capital                 706,089              -             706,089
   Distributions in excess of net income                       (12,748)             -             (12,748)
                                                            ----------       --------          ----------
       Total stockholders' equity                              724,644              -             724,644
                                                            ----------       --------          ----------
           Total liabilities and stockholders' equity      $ 1,095,474         33,000           1,128,474
                                                            ==========       ========          ==========


                              Pacific Retail Trust
                 Pro Forma Consolidated Statement of Operations
                                   (Unaudited)
                 (In thousands, except share and per share data)





                                                           For the Year Ended December 31, 1998
                                                           ------------------------------------
                                                                           Acquisition
                                                        Historical         Properties        Pro Forma
                                                        ----------         -----------       ---------
Revenues:
      Minimum rent                                      $    97,058           7,359  (b)       104,417
      Percentage rent                                         1,540               -              1,540
      Recoveries from tenants                                25,901           1,574  (b)        27,475
      Management, leasing and brokerage fees                     53               -                 53
                                                         ----------        --------          ---------
                                                            124,552           8,933            133,485
                                                         ----------        --------          ---------
Operating expenses:
      Depreciation and amortization                          23,397           1,896  (c)        25,293
      Operating and maintenance                              16,208           1,502  (b)        17,710
      General and administrative                              9,967             283  (b)        10,250
      Real estate taxes                                      13,997             687  (b)        14,684
                                                         ----------        --------          ---------
                                                             63,569           4,368             67,937
                                                         ----------        --------          ---------
Interest expense (income):
      Interest expense                                       16,751           5,906  (d)        22,657
      Interest income                                          (852)              -               (852)
                                                         ----------        --------          ---------
                                                             15,899           5,906             21,805
                                                         ----------        --------          ---------

      Income before minority interest
         and gain on sale of real
         estate investments                                  45,084          (1,341)            43,743


 Gain on sale of real estate investments                        837                             837
 Minority interest                                             (925)            153               (772)
                                                         ----------        --------          ---------
      Net income                                             44,996          (1,188)            43,808


 Preferred distributions                                     (2,352)              -             (2,352)
                                                         ----------        --------          ---------
      Net income for common shareholders                $    42,644          (1,188)            41,456
                                                         ==========        ========          =========

 Net income per share (note (e)):
      Basic                                             $      0.67                         $     0.65
                                                         ==========                          =========
      Diluted                                           $      0.66                         $     0.64
                                                         ==========                          =========


 See accompanying notes to pro forma consolidated statements of operations.

                              Pacific Retail Trust
             Notes to Pro Forma Consolidated Statement of Operations
                      For the Year Ended December 31, 1998
                                   (Unaudited)
                 (In thousands, except share and per share data)

 (a) Pacific Retail acquired one shopping center, subsequent to December 31, 1998, for an aggregate purchase price of approximately $33 million which is reflected in the pro forma balance sheet. The shopping center, Westlake Village and Center, was acquired on February 3, 1999 using funds drawn on the Acquisition and development line of credit.

(b) Reflects revenues and certain expenses for the Acquisition Properties for the period from January 1, 1998 to the earlier of the respective acquisition date of the property or December 31, 1998.


       Property                Acquisition   Minimum     Recoveries    Operating and      Real
         Name                      Date        Rent      from Tenants    Maintenance    Estate Taxes
       --------                -----------   -------     ------------  -------------    ------------
     Twin Peaks                  1/15/98     $   231     $     32      $    25          $    8
     Woodman - Van Nuys          1/30/98          78           10           22              12
     Pine Lake Village            3/6/98         327           62           47              24
     Sammamish Highlands          3/6/98         348          100           71              31
     Inglewood Plaza              3/6/98          71           19           15               6
     Oakbrook Plaza              3/30/98         180           44           10              14
     Diablo Plaza                5/14/98         434          191           69              76
     Thomas Lake                 5/21/98         400           65           26              37
     Sherwood Market Center      7/15/98         700          157           97              83
     Murrayhill Marketplace      7/15/98         878           93          280              51
     Cherry Park Market          7/15/98         518           77           97              30
     Sunnside 205                7/15/98         493           91          130              57
     Westlake Plaza and Center    2/3/99       2,701          633          613             258
                                              ------      -------       ------           -----
                                             $ 7,359     $  1,574      $ 1,502          $  687
                                              ======      =======       ======           =====


(c) Depreciation expense is based on an estimated life of up to forty years for the buildings and ten years for the improvements of the properties acquired. In addition the calculations reflect depreciation expense on the properties from January 1, 1998 to the earlier of the respective acquisition date of the property or December 31, 1998.



           Property                           Building and      Year Building      Depreciation
             Name                             Improvements      Built/Renovated     Adjustment
           --------                           ------------      ---------------    ------------
     Twin Peaks                                $  24,726             1988          $     16
     Woodman - Van Nuys                            5,920             1992                14
     Pine Lake Village                            10,326             1989                47
     Sammamish Highlands                           7,391             1992                36
     Inglewood Plaza                               1,830             1985                 8
     Oakbrook Plaza                                5,926             1982                42
     Diablo Plaza                                  7,362             1982                71
     Thomas Lake                                   9,940             1998               103
     Sherwood Market Center                       14,860             1995               187
     Murrayhill Marketplace                       14,664             1988               183
     Cherry Park Market                           15,934             1997               201
     Sunnside 205                                  8,585             1988               108
     Westlake Village Plaza and Center            26,400             1975               880
                                                                                    -------
         Acquisition Properties pro forma depreciation adjustment                  $  1,896
                                                                                    =======


(d) To reflect interest expense on the Line required to complete the acquisition of the Acquisition Properties at the interest rate afforded Pacific Retail at December 31, 1998 (6.89%). The year ended December 31, 1998 calculation reflects interest expense on the properties from January 1, 1998 to the respective acquisition date of the property. The aggregate purchase price for all Acquisition Properties was $212,143.

(e) The following summarizes the calculation of basic and diluted earnings per share for the year ended December 31, 1998.


       Basic Earnings Per Share (EPS) Calculation:
            Weighted average common shares outstanding                   64,048
                                                                     ==========

            Proforma net income for Basic EPS                       $    41,456
                                                                     ==========

       Basic EPS                                                    $      0.65
                                                                     ==========

            Proforma net income for Basic EPS                            41,456
            Add: minority interest for operating
               partnership units                                            772
                                                                     ----------
            Proforma net income for Diluted EPS                          42,228
                                                                     ==========

       Diluted Earnings Per Share (EPS) Calculation:
            Weighted average common shares outstanding
               for Basic EPS                                             64,048
            Operating partnership units                                   1,636
            Incremental shares to be issued under common
             stock options using the Treasury method                        171
                                                                     ----------
                 Total Diluted Shares                                    65,855
                                                                     ==========

       Diluted EPS                                                  $      0.64
                                                                     ==========


       Preferred shares are not considered in the earnings per share calculation since their effect is antidilutive.

              Regency Centers, L.P. and Pacific Retail Trust Merger
                   Pro Forma Consolidated Financial Statements




 The following unaudited pro forma consolidated financial statements are based upon the pro forma financial statements of Regency Centers, L.P. (Regency Centers), and the pro forma financial statements of Pacific Retail Trust (Pacific Retail), both included elsewhere within this filing. The pro forma consolidated financial statements are presented as if Regency Centers' parent, Regency Realty Corporation, had completed its merger with Pacific Retail as of January 1, 1998 and concurrently contributed all of Pacific Retail's assets and liabilities to Regency Centers in exchange for general partnership units.

 These unaudited pro forma consolidated financial statements should be read in conjunction with Regency Centers' annual report filed on Form 10-K as of and for the year ended December 31, 1998, and also in conjunction with the Pacific Retail financial statements included elsewhere within this filing.

 The unaudited pro forma consolidated financial statements are not necessarily indicative of what the actual financial position or results of operations of Regency Centers would have been as of and for the year ended December 31, 1998 assuming the transactions had been completed as set forth above, nor does it purport to represent the financial position or results of operations of Regency Centers in future periods.

              Regency Centers, L.P. and Pacific Retail Trust Merger
                      Pro Forma Consolidated Balance Sheet
                                December 31, 1998
                                   (Unaudited)
                                 (In thousands)


                                                             Regency Centers   Pacific Retail                     Combined
                                                               Pro forma         Pro forma      Adjustments       Pro Forma
                                                             ---------------   --------------   -----------       ---------
                  Assets
   ------------------------------------------------
   Real estate investments, at cost                          $   1,038,253       1,114,107          4,362   (a)    2,156,722
   Construction in progress                                         15,648          24,975              -             40,623
       Less: accumulated depreciation                               36,752          41,916         41,916   (a)       36,752
                                                              ------------      ----------      ---------         ----------

           Real estate rental property, net                      1,017,149       1,097,166         46,278          2,160,593
                                                              ------------      ----------      ---------         ----------

   Investments in real estate partnerships                          30,631               -              -             30,631
                                                              ------------      ----------      ---------         ----------
       Net real estate investments                               1,047,780       1,097,166         46,278          2,191,224
                                                              ------------      ----------      ---------         ----------

   Cash and cash equivalents                                        15,537             529         (1,844)  (a)       14,222
   Tenant receivables, net of allowance for
       uncollectible accounts                                       13,713          12,878              -             26,591
   Deferred costs, less accumulated amortization                     5,156           6,876         (6,876)  (a)        5,156
   Other assets                                                      4,251          11,025        (11,025)  (a)        4,251
                                                              ------------      ----------      ---------         ----------
           Total Assets                                      $   1,086,437       1,128,474         26,533          2,241,444
                                                              ============      ==========      =========         ==========

        Liabilities and Partners' Capital
   ------------------------------------------------
   Notes payable                                                   362,745         101,747              -            464,492
   Acquisition and development line of credit                      117,631         266,600                           384,231
                                                              ------------      ----------      ---------         ----------
       Total debt                                                  480,376         368,347              -            848,723

   Accounts payable and other liabilities                           17,596          12,570              -             30,166
   Tenant's security and escrow deposits                             2,638           3,536              -              6,174
                                                              ------------      ----------      ---------         ----------
       Total liabilities                                           500,610         384,453              -            885,063
                                                              ------------      ----------      ---------         ----------

   Limited partners' interest in consolidated partnerships          11,559          19,377        (19,377)  (a)       11,559
                                                              ------------      ----------      ---------         ----------

   Series A preferred units                                         78,800               -              -             78,800
   Total stockholders' equity                                            -         724,644       (724,644)  (a)            -
   General and Limited partnership units                           495,468                        770,554   (a)    1,266,022
                                                              ------------      ----------      ---------         ----------
       Total partners' capital                                     574,268         724,644         45,910          1,344,822
                                                              ------------      ----------      ---------         ----------
           Total liabilities and partners' capital           $   1,086,437       1,128,474         26,533          2,241,444
                                                              ============      ==========      =========         ==========




   See accompanying notes to pro forma consolidated balance sheet.

              Regency Centers, L.P. and Pacific Retail Trust Merger
                  Notes to Pro Forma Consolidated Balance Sheet
                                December 31, 1998
                                   (Unaudited)
                                 (In thousands)

(a)  Merger of Pacific Retail and Regency Realty Corporation

     Pacific Retail will be merged with and into Regency Realty Corporation (Regency), with Regency being the surviving entity. Each issued and outstanding Pacific Retail Common Share will be exchanged for 0.48 shares of Regency Common Stock, and each issued and outstanding Pacific Retail Preferred Share will be converted into 0.48 shares of a corresponding series of Regency Preferred Stock. Concurrent with that merger Regency will contribute all the acquired properties to Regency Centers in exchange for general partnership units.

     The total cost to acquire Pacific Retail is $1,156,851 based on the value of Regency shares and partnership units expected to be issued including the assumption of outstanding debt and liabilities of Pacific Retail, at fair value ($384,453 at December 31, 1998), and estimated closing costs of $1,844. The price per share and partnership unit used to determine the purchase price is $23.325 based upon the five day average of the closing stock price of Regency's common stock as listed on the New York Stock Exchange immediately before, during and after the date the terms of the merger were agreed to and announced to the public.

     The following summarizes the total costs paid by Regency related to the merger:

                                 Pacific Retail
                                   Shares and                  Regency Shares     Regency
                                     Units         Exchange      and Units         Value         Acquisition
                                  Outstanding       Ratio         Issued         Per Share          Costs
                                 --------------    --------    --------------    ---------       -----------

         Common stock                64,058          0.48         30,748          $23.325        $   717,195
         Preferred stock              3,130          0.48          1,503          $23.325             35,047
         Partnership units            1,636          0.48            785          $23.325             18,312
                                  ---------                     --------                          ----------
                                     68,824                       33,036                             770,554
                                  =========                     ========                          ==========

         Pacific Retail outstanding debt and liabilities assumed at fair value                       384,453
         Estimated closing costs                                                                       1,844
                                                                                                  ----------

              Total acquisition costs                                                            $ 1,156,851
                                                                                                  ==========



The following summarizes the adjustment necessary to record the merger of Pacific Retail and Regency under purchase accounting. followed by the concurrent contribution of assets and liabilities to Regency Centers.

     Assets
     ------

     Pacific Retail pro forma assets and liabilities                $ 1,128,474
     Adjust Pacific Retail real estate investments to fair value          4,362
     Remove Pacific Retail accumulated depreciation                      41,916
     Adjust Pacific Retail deferred and other assets under
       purchase accounting                                              (17,901)
                                                                     ----------
                 Total purchase price                                 1,156,851
         Adjust for cash paid for closing costs                          (1,844)
                                                                     ----------
                                                                    $ 1,155,007
                                                                     ==========

     Liabilites and Partners' Capital
     --------------------------------

     Pacific Retail pro forma liabilities and
       stockholders' equity                                           1,128,474
     Remove Pacific Retail stockholders' equity                        (724,644)
     Remove Pacific Retail General and Limited
       partnership units                                                (19,377)
     General partnership units issued to Regency                        770,554
                                                                     ----------
                                                                    $ 1,155,007
                                                                     ==========

              Regency Centers, L.P. and Pacific Retail Trust Merger
                 Pro Forma Consolidated Statement of Operations
                                   (Unaudited)
                      (In thousands, except per unit data)





                                                                For the Year Ended December 31, 1998
                                                                ------------------------------------
                                                    Regency Centers    Pacific Retail                  Combined
                                                       Pro Forma         Pro Forma     Adjustments     Company
                                                    ---------------    --------------  -----------     --------
Revenues:
      Minimum rent                                    $  97,635            104,417            -         202,052
      Percentage rent                                     1,827              1,540            -           3,367
      Recoveries from tenants                            22,182             27,475            -          49,657
      Management, leasing and brokerage fees             11,863                 53            -          11,916
      Equity in income of investments in real
        estate partnerships                                 946                  -            -             946
                                                       --------          ---------     --------        --------
                                                        134,453            133,485            -         267,938
                                                       --------          ---------     --------        --------
Operating expenses:
      Depreciation and amortization                      23,074             25,293        1,128    (b)   49,495
      Operating and maintenance                          16,089             17,710          -            33,799
      General and administrative                         15,715             10,250          -            25,965
      Real estate taxes                                  11,591             14,684          -            26,275
                                                       --------          ---------     --------        --------
                                                         66,469             67,937        1,128         135,534
                                                       --------          ---------     --------        --------
 Interest expense (income):
      Interest expense                                   28,714             22,657            -          51,371
      Interest income                                    (1,900)              (852)           -          (2,752)
                                                       --------          ---------     --------        --------
                                                         26,814             21,805            -          48,619
                                                       --------          ---------     --------        --------
      Income before minority interest
         and gain on sale of real
         estate investments                              41,170             43,743       (1,128)         83,785

 Minority interest                                         (464)              (772)         772  (d)       (464)
 Gain on sale of real estate investments                  1,390                837            -           2,227
                                                       --------          ---------     --------        --------
      Net income                                         42,096             43,808         (356)         85,548

 Preferred unit distributions                            (6,500)            (2,352)           -          (8,852)
                                                       --------          ---------     --------        --------
      Net income for common unitholders               $  35,596             41,456         (356)         76,696
                                                       ========          =========     ========        ========


 Net income per common unit (note (c)):
      Basic                                           $    1.21         $     0.65                    $    1.26
                                                       ========          =========     ========        ========
      Diluted                                         $    1.18         $     0.64                    $    1.25
                                                       ========          =========     ========        ========



 See accompanying notes to pro forma consolidated statement of operations.

              Regency Centers, L.P. and Pacific Retail Trust Merger
             Notes to Pro Forma Consolidated Statement of Operations
                      For the Year Ended December 31, 1998


(b) To increase depreciation expense as a result of the adjustment of real estate investments to fair market value for Pacific Retail merger:


      Adjustment to record real estate investments at
        fair market value                                             $  46,278
      Allocation to land                                                (10,181)
                                                                       --------
      Allocation to building                                             36,097

      Estimated useful life in years                                         32
                                                                       --------
      Depreciation expense                                            $   1,128
                                                                       ========


(c) The following summarizes the calculation of basic and diluted earnings per unit for the year ended
     December 31, 1998.


      Basic Earnings Per Unit (EPU) Calculation:
          Weighted average common units outstanding
                Partnership                                              24,991
                Partnership units issued to Regency for
                  contribution of Pacific Retail                         31,533
                                                                       --------
          Total Basic Units                                              56,524
                                                                       ========

          Net income for unit holders                                 $  76,696
          Less: dividends paid on Class B common stock                    5,378
                                                                       --------
          Net income for Basic and Diluted EPU                        $  71,318
                                                                       ========

      Basic EPU                                                       $    1.26
                                                                       ========

      Diluted Earnings Per Unit (EPU) Calculation:
          Weighted average common units outstanding for Basic EPU        56,524
          Incremental units to be issued under common
            stock options using the Treasury method                          96
          Contingent units for the acquisition
            of real estate                                                  511
                                                                       ========
                Total Diluted Units                                      57,131
                                                                       ========

      Diluted EPU                                                     $    1.25
                                                                       ========


(d) Adjust Pacific Retail minority interest since such interest represents limited partners of the Partnership.

                              PACIFIC RETAIL TRUST

                        CONSOLIDATED FINANCIAL STATEMENTS

                                  Years Ended
                           December 31, 1998 and 1997

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Shareholders and Board of Trustees of Pacific Retail Trust


In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of changes in shareholders' equity and of cash flows present fairly, in all material respects, the financial position of Pacific Retail Trust and its consolidated investments at December 31, 1998 and 1997 and the results of their operations and their cash flows for each of the two years in the period ended December 31, 1998 in conformity with generally accepted accounting principles. These financial statements are the responsi-bility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.


                           PricewaterhouseCoopers LLP


February 5, 1999
Dallas, Texas

PACIFIC RETAIL TRUST

CONSOLIDATED BALANCE SHEETS
--------------------------------------------------------------------------------

                                                                                              December 31,
                                                                                       1998                   1997
                                                                                   --------------          -------------

ASSETS
Real estate investments                                                           $ 1,106,081,526         $ 851,458,212
Less: accumulated depreciation                                                        (41,915,750)          (19,680,694)
                                                                                   --------------          ------------
                                                                                    1,064,165,776           831,777,518
Cash and cash equivalents                                                                 529,156             4,496,896
Accounts receivable, net                                                                8,230,352             7,814,026
Escrow deposits                                                                         3,080,963             2,582,250
Other assets, net                                                                      19,467,354            10,573,762
                                                                                   --------------          ------------

      Total assets                                                                $ 1,095,473,601         $ 857,244,452
                                                                                   ==============          ============
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
    Lines of credit                                                               $   233,600,000         $  13,600,000
    Notes payable                                                                     101,746,716            84,943,050
    Accounts payable and accrued expenses                                               4,747,092             8,140,425
    Accrued real estate taxes                                                           7,307,298             6,859,847
    Deferred income                                                                       516,722             1,820,900
    Tenant security deposits                                                            3,535,559             2,653,923
    Other liabilities                                                                           -                95,388
                                                                                   --------------          ------------

      Total liabilities                                                               351,453,387           118,113,533

Commitments and contingencies (Note 10)                                                         -                     -

Minority interest                                                                      19,377,418             7,681,400

Shareholders' equity:
    Shares of beneficial interest, $0.01 par value;
      150,000,000 shares authorized
        Series A preferred shares (1,130,276 authorized,
           issued and outstanding; stated liquidation preference
           of $10 per share plus declared and unpaid dividends)                        11,302,760            11,302,760
        Series B preferred shares (6,130,276 authorized;
           2,000,000 issued and oustanding; stated liquidation
           preference of $10 per share plus declared and
           unpaid dividends)                                                           20,000,000            20,000,000
        Common shares (64,058,119 shares issued and
           outstanding at December 31, 1998; 64,022,671 shares
           issued and outstanding at December 31, 1997)                                   640,581               640,227
    Additional paid-in capital                                                        713,883,660           713,511,243
    Employee share notes                                                               (8,435,857)           (7,930,780)
    Distributions in excess of net earnings                                           (12,748,348)           (6,073,931)
                                                                                   --------------          ------------
      Total shareholders' equity                                                      724,642,796           731,449,519
                                                                                   --------------          ------------
        Total liabilities and shareholders' equity                                $ 1,095,473,601         $ 857,244,452
                                                                                   ==============          ============


                 See accompanying notes to financial statements.

PACIFIC RETAIL TRUST

CONSOLIDATED STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------

                                                                                              Years Ended
                                                                                              December 31,
                                                                                        1998               1997
                                                                                   ------------       ------------
Income:
    Minimum rent                                                                  $  97,058,254      $  60,869,191
    Percentage rent                                                                   1,540,006          1,233,100
    Recoveries from tenants                                                          25,901,436         16,890,346
    Management, leasing and brokerage fees                                               52,637            391,950
                                                                                   ------------       ------------
                                                                                    124,552,333         79,384,587
                                                                                   ------------       ------------
Operating Expenses:
    Operating and maintenance                                                        16,208,322          9,727,800
    Depreciation and amortization                                                    23,397,091         14,715,334
    General and administrative                                                        9,967,234          6,541,521
    Real estate taxes                                                                13,996,484         10,011,484
                                                                                   ------------       ------------
                                                                                     63,569,131         40,996,139
                                                                                   ------------       ------------
Interest expense (income):
    Interest expense                                                                 16,750,980         11,667,415
    Interest income                                                                    (851,775)          (480,548)
                                                                                   ------------       ------------
                                                                                     15,899,205         11,186,867
                                                                                   ------------       ------------
    Earnings before minority interest and gain on
      sale of real estate investments                                                45,083,997         27,201,581

Gain on sale of real estate investments                                                 836,584              9,621
Minority interest                                                                      (925,499)          (490,173)
                                                                                   ------------       ------------
Net earnings                                                                         44,995,082         26,721,029

    Less:  Series A preferred share dividends                                           811,543            755,024
           Series B preferred share dividends                                         1,540,000          1,440,000
                                                                                   ------------       ------------
      Net earnings attributable to common shares                                  $  42,643,539      $  24,526,005
                                                                                   ============       ============
    Weighted average common shares outstanding                                       64,047,832         40,173,476
                                                                                   ============       ============
    Weighted average diluted common shares
      outstanding                                                                    64,218,610         40,268,452
                                                                                   ============       ============

      Basic earnings per share                                                    $         .67      $         .61
      Diluted earnings per share                                                  $         .66      $         .61


              See accompanying notes to the financial statements.

PACIFIC RETAIL TRUST

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
--------------------------------------------------------------------------------

                                      Shares of Beneficial Interest
                                           (150,000,000 Shares
                                               Authorized)                                               Retained
                                 ----------------------------------------                                earnings
                                  Series A      Series B       Common                    Additional    (Distributions     Total
                                  Preferred     Preferred      shares      Employee       paid-in      in excess of   shareholders'
                                   Shares        Shares      at par value share notes     capital        earnings)       equity
                                 ------------  ------------  ------------ ------------  -------------  -------------- --------------

Balance at December 31, 1996     $ 11,302,760  $20,000,000    $  239,598  $         -   $240,013,905   $  (1,726,337) $ 269,829,926

Sale of shares, net                                              400,629   (7,934,400)   473,497,338                    465,963,567
Shareholder distributions                                                       3,620                    (31,068,623)   (31,065,003)
Net earnings                                                                                              26,721,029     26,721,029
                                 ------------  ------------  ------------ ------------  -------------  -------------- --------------

Balance at December 31, 1997      11,302,760    20,000,000       640,227   (7,930,780)   713,511,243      (6,073,931)   731,449,519

Sale of shares                                                     1,546   (1,909,500)     1,979,390                         71,436
Redemption of shares                                              (1,192)   1,345,263     (1,606,973)                      (262,902)
Shareholder distributions                                                      59,160                    (51,669,499)   (51,610,339)
Net earnings                                                                                              44,995,082     44,995,082
                                 ------------  ------------  ------------ ------------  -------------  -------------- --------------


Balance at December 31, 1998     $ 11,302,760  $20,000,000   $   640,581  $(8,435,857)  $713,883,660   $ (12,748,348) $ 724,642,796
                                 ============  ============  ============ ============  =============  ============== ==============


                 See accompanying notes to financial statements.

PACIFIC RETAIL TRUST

CONSOLIDATED STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------

                                                                                   Years Ended
                                                                                   December 31,
                                                                              1998             1997
                                                                        --------------     --------------

Operating activities
   Net earnings                                                        $   44,995,082     $  26,721,029
   Adjustments to reconcile net earnings to net cash
     provided by operating activities:
       Depreciation and amortization                                       23,397,091         14,715,334
Minority interest                                                             309,986            (28,127)
Changes in operating assets and liabilities:
         Accounts receivable                                                 (416,326)        (4,834,426)
         Escrow deposits                                                     (498,713)        14,087,417
         Other assets                                                     (10,055,627)        (7,105,918)
         Accounts payable and accrued expenses                             (3,393,333)         4,158,257
         Accrued real estate taxes                                            447,451          3,097,230
         Deferred income                                                   (1,304,178)         1,153,809
         Tenant security deposits                                             881,636          1,372,106
         Other liabilities                                                    (95,388)            46,590
                                                                        -------------      -------------
   Net cash provided by operating activities                               54,267,681         53,383,301
                                                                        -------------      -------------

Investing activities:
   Construction of and acquisition of real estate investments            (217,560,036)      (396,469,436)
                                                                        -------------      -------------
   Net cash used in investing activities                                 (217,560,036)      (396,469,436)
                                                                        -------------      -------------
Financing activities:
   Principal payments on notes payable                                     (8,873,580)        (1,369,664)
   Proceeds from line of credit                                           220,000,000                  -
   Payments on lines of credit                                                      -        (61,400,000)
   Payments on bridge loan                                                          -        (26,500,000)
   Proceeds from sales of shares, net of expenses                              71,436        465,963,567
   Redemption of shares                                                      (262,902)                 -
   Distributions paid to shareholders                                     (51,610,339)       (31,065,003)
                                                                        -------------      -------------
   Net cash provided by financing activities                              159,324,615        345,628,900
                                                                        -------------      -------------
Net (decrease) increase in cash and cash equivalents                       (3,967,740)         2,542,765
Cash and cash equivalents at beginning of period                            4,496,896          1,954,131
                                                                        -------------      -------------
Cash and cash equivalents at end of period                             $      529,156     $    4,496,896
                                                                        =============      =============
Supplemental cash flow information:
   Interest paid                                                       $   16,925,664     $   11,123,133
                                                                        =============      =============
Noncash investing and financing activities:
   Acquisition of real estate for assumption of notes payable          $   25,677,246     $   74,918,736
                                                                        =============      =============
   Acquisition of real estate in exchange for minority interest
     partnership units                                                 $   11,386,032     $            -
                                                                        =============      =============
   Exchange of employee share notes for shares                         $    1,909,500     $    7,934,400
                                                                        =============      =============
   Payments on employee share notes from shareholder
     distributions                                                     $       59,160     $        3,620
                                                                        =============      =============
   Redemption of employee share notes                                  $    1,345,263     $            -
                                                                        =============      =============

                See accompanying notes to financial statements.

PACIFIC RETAIL TRUST

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

1.     BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
       POLICIES

       Organization and formation

       Pacific Retail Trust ("PACIFIC RETAIL") was organized as a Maryland real estate investment trust on April 27, 1995 (originally named Southwest Retail Trust) for the purpose of acquiring, developing, managing and owning neighborhood infill retail properties in a nine state region of the western United States. On August 23, 1995, the Declaration of Trust was amended and restated to change the name to Pacific Retail Trust. At December 31, 1998, 69.9% of PACIFIC RETAIL's outstanding shares of beneficial interest are constructively owned by Security Capital Holdings S.A. ("HOLDINGS"), a wholly-owned subsidiary of Security Capital U.S. Realty ("USREALTY"). Opportunity Capital Partners Limited Partnership ("OCP"), through its partnership Madison Property I, LP (MPI), acquired preferred shares of PACIFIC RETAIL as partial consideration for a pool of properties sold to PACIFIC RETAIL by MPI on October 20, 1995. At December 31, 1998, OCP owned 6.1% of PACIFIC RETAIL's outstanding shares of beneficial interest.


       Principles of consolidation

       The consolidated financial statements include the accounts of PACIFIC RETAIL, its 81.9% ownership in Retail Property Partners Limited Partnership and its 95% ownership in PRT Development Corporation (Note
       4).

       Revenue recognition

       Minimum rents are recognized on a straight-line basis; as such, the rental revenues for leases, which contain rent abatements and contractual increases are recognized on a straight-line basis over the initial terms of the related leases. Property operating cost recoveries from tenants of common area maintenance, real estate taxes and other recoverable costs, are recognized in the period when the recoveries are earned.

       Real estate assets and related depreciation

       Costs related directly to the development and improvement of real estate, including tenant improvements, are capitalized; ordinary repairs and maintenance are expensed as incurred. Depreciation is computed on a straight-line basis over the expected economic useful lives, which are principally 10 to 40 years for buildings and improvements.

       PACIFIC RETAIL has adopted Statement of Financial Accounting Standards No. 121 ("SFAS 121"). Under SFAS 121, PACIFIC RETAIL recognizes impairment losses on property whenever events and changes in circumstances indicate that the carrying amount of long-lived assets, on an individual property basis, may not be recoverable through undiscounted future cash flows. Such losses are determined by comparing the sum of the expected future discounted net cash flows to the carrying amount of the asset. Impairment losses are recognized in operating income as they are determined. As of December 31, 1998, no impairment losses have been incurred.

       Adoption of recent accounting pronouncement

       In March 1998, the Emerging Issues Task Force (EITF) finalized Issue 97-11, requiring all internal costs associated with acquiring operating properties to be expensed as incurred. PACIFIC RETAIL has applied this policy prospectively since March 1998.

       Interest

       PACIFIC RETAIL capitalizes interest as part of the cost of real estate projects during construction periods. During the years ended December 31, 1998 and 1997, $3,009,426 and $1,567,444, respectively, of interest was capitalized.

       Cash and cash equivalents

       Cash and cash equivalents include all cash and cash equivalent investments with original maturities of three months or less.

       Reclassification

       Certain reclassifications have been made to prior year financial statements to conform to current year presentation.

       Deferred loan fees

       Included in other assets as of December 31, 1998 and December 31, 1997 are net costs of $2,883,460 and $1,668,710, respectively, associated with obtaining financing. Deferred loan fees are amortized to interest expense over the life of the loan and extensions, which is currently three years, using the straight-line method which approximates the interest method. Amortization of deferred loan fees for the years ended December 31, 1998 and 1997, was $769,636, and $583,334, respectively.

       Income taxes

       PACIFIC RETAIL elected real estate investment trust ("REIT") status in 1995 under the Internal Revenue Code of 1986, as amended. REITs are not required to pay federal income taxes if minimum distribution, income, asset and shareholder tests are met and, accordingly, no provision has been made for federal income taxes in the accompanying financial state-ments. PRT Development Corporation and Retail Property Partners Limited Partnership are taxed as separate entities.

       Earnings per share

       PACIFIC RETAIL has adopted Statement of Financial Accounting Standards No. 128 ("SFAS 128"), which establishes standards for computing and presenting earnings per share (EPS). Basic EPS excludes the effect of potentially dilutive securities while diluted EPS reflects the potential dilution that would occur if dilutive securities or other contracts to issue common shares were exercised, converted into, or resulted in the issuance of common shares that then shared in the earnings of the Company. The following tables summarize the information required under SFAS 128:

                                                                     For the year ended December 31, 1998
                                                              --------------------------------------------------
                                                                                                   Per Share
                                                                  Income           Shares            Amount
                                                              --------------  ---------------    ---------------

     Basic EPS
       Net earnings attributable to common shares             $ 42,643,539        64,047,832     $         0.67
                                                                                                  ==============

     Effect of Dilutive Securities
       Options                                                           -           163,315
       Deferred trustee shares                                           -             7,463
                                                               -------------  ---------------

     Diluted EPS
       Income available to common shares and
         assumed conversions                                  $ 42,643,539        64,218,610     $ 0.66
                                                               -------------  ---------------     --------------


                                                                     For the year ended December 31, 1997
                                                               -------------------------------------------------
                                                                                                   Per Share
                                                                  Income           Shares            Amount
                                                               -------------  ---------------    ---------------
     Basic EPS
       Net earnings attributable to common shares             $ 24,526,005        40,173,476     $         0.61
                                                                                                  ==============

     Effect of Dilutive Securities
     Options                                                             -           93,583
     Deferred trustee shares                                             -            1,393
                                                               -------------  ---------------

     Diluted EPS
       Income available to common shares and
         assumed conversions                                  $ 24,526,005        40,268,452     $         0.61
                                                               =============  ===============     =============



                                                                  For the nine months ended September 30, 1997
                                                                               (unaudited)
                                                               -------------------------------------------------
                                                                                                   Per Share
                                                                  Income           Shares            Amount
                                                               -------------  ---------------    ---------------
     Basic EPS
       Net earnings attributable to common shares             $ 16,502,115        37,373,491     $         0.44
                                                                                                  ==============

     Effect of Dilutive Securities
       Options                                                           -            77,622
       Deferred trustee shares                                           -               594
                                                               -------------  ---------------

     Diluted EPS
       Income available to common shares and
         assumed conversions                                  $ 16,502,115        37,451,707     $         0.44
                                                               =============  ===============     ==============


       The assumed conversion of Series A preferred shares of beneficial i interest, Series B preferred shares of beneficial interest and minority interest are not dilutive and have therefore been excluded from the calculation of diluted EPS. Options to purchase 625,078 and 326,923 common shares at $13 per share were outstanding during the fourth quarter of 1998 and fourth quarter of 1997, respectively, but were not included in the computation of diluted EPS because the options' exercise price was greater than or equal to the estimated fair market value of the common shares. In addition, options to purchase 1,209,000 and 281,282 common shares at $12 and $11, respectively, were outstanding during the fourth quarter of 1998 but were not included in the diluted computation because the options' exercise price was greater than or equal to the estimated fair market value of the common shares. The options expire
       10 years from the date of grant, or earlier upon termination of employ-ment or death.

       Use of estimates

       PACIFIC RETAIL has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities, and related revenues and expenses, to prepare these financial statements in accordance with generally accepted accounting principles. Actual results could differ from those estimates.

       Fair value

       PACIFIC RETAIL has estimated the fair value of its financial instruments at December 31, 1998 and 1997 as required by Statement of Financial Accounting Standards No. 107. The Company believes the carrying values of the Company's financial instruments are reasonable estimates of their fair values.

2.     REAL ESTATE INVESTMENTS

       As of December 31, 1998, PACIFIC RETAIL owned seventy-five properties. Twenty-two properties are located in three major metropolitan markets in
       Texas: the Dallas-Fort Worth metroplex, Austin and Houston. Shopping centers in the Dallas-Fort Worth metroplex generated approximately 24% of the total revenues of the portfolio for the year ended December 31, 1998. Thirty-three shopping centers are located in California and comprise approximately 48% of the total revenues for the year ended December 31, 1998. The remaining properties are located in Arizona, Colorado, Washington, and Oregon.

       The following summarizes real estate investments:

                                                               December 31,       December 31,
                                                                   1998               1997
                                                             -----------------  -----------------
       Improved land                                         $    290,879,900   $   215,860,610
       Land held for development                                    2,643,679         1,062,657
       Land under development                                      28,660,080        12,544,434
       Buildings and improvements                                 685,481,307       540,192,993
       Land improvements and parking lots                          54,347,757        44,151,075
       Construction in process                                     24,974,632        13,165,378
       Redevelopment properties                                    19,094,171        24,481,065
                                                              ----------------   ----------------
           Total real estate investments                        1,106,081,526       851,458,212
           Less accumulated depreciation                          (41,915,750)      (19,680,694)
                                                              ----------------   ----------------
                Net real estate investments                  $  1,064,165,776   $   831,777,518
                                                              ===============    ================


       Land held for development

       In March 1996, PACIFIC RETAIL acquired Harwood Hills Shopping Center in Bedford, Texas. Between March and November of 1996, PACIFIC RETAIL completed the construction of an additional 20,300 square feet of retail space at a cost of approximately $1,857,000. As of December 31, 1998 and 1997, approximately 2.9 acres of land remained for additional development.

       In January 1997, PACIFIC RETAIL acquired Plaza de Hacienda in La Puenta, California. Associated with this shopping center were approximately 3.63 acres of land for additional development. As of December 31, 1998 and 1997, no development has taken place.

       In November 1998, PRT Development Corporation acquired Tarrant Parkway Plaza, which consists of 5.5 acres of land in North Richland Hills, Texas for development into a grocery anchored shopping center. As of December 31, 1998, no development has taken place.

       Land under development

       In August 1997, PACIFIC RETAIL acquired Prestonwood Park, which consists of 24.55 acres of land in Dallas, Texas for future development into a grocery anchored shopping center. As of December 31, 1998, construction has not commenced.

       In November 1997, PRT Development Corporation acquired Hebron Parkway Plaza, which consists of 7.77 acres of land in Carrollton, Texas for development into a grocery anchored shopping center. As of December 31, 1998, construction has not commenced.

       In January 1998, PRT Development Corporation acquired MacArthur Park, which consists of 38.2 acres of land in Irving, Texas for development into a shopping center. As of December 31, 1998, PRT Development Corporation has incurred $6,664,927 in design and construction costs associated with the development, which is included in construction in process.

       In March 1998, PACIFIC RETAIL acquired Hawthorne Plaza in Hawthorne, California, which consists of 10.4 acres of land and an existing shopping center. PACIFIC RETAIL plans to demolish the existing structure and rebuild a grocery anchored shopping center. As of December 31, 1998, PACIFIC RETAIL has incurred $1,727,450 in development costs associated with the development, which is included in construction in process.

       In October 1998, PRT Development Corporation acquired La Crescenta, which consists of 1.79 acres of land in La Crescenta, California. The Development Corporation plans to develop the existing space for a new tenant. As of December 31, 1998, PACIFIC RETAIL has incurred $249,785 in development costs associated with the development, which is included in construction in process.

       Redevelopment properties

       In July 1996, PACIFIC RETAIL acquired Hancock Center in Austin, Texas for the purpose of redeveloping it as a grocery anchored infill shopping center. PACIFIC RETAIL immediately embarked upon the redevelopment program. As of December 31, 1997, PACIFIC RETAIL had incurred $8,447,883, in design and demolition costs and construction associated with the redevelopment. On April 1, 1998, a portion of the project representing $7,322,949 in redevelopment costs was completed and capitalized. As of December 31, 1998, $9,233,708 in design and demolition costs and construction associated with the redevelopment remained in construction in process.

       In November 1997, PACIFIC RETAIL acquired Bristol & Warner Shopping Center in Santa Ana, California. During 1998, significant rehabilitation work began on the property. As of December 31, 1998, PACIFIC RETAIL has incurred $3,810,111 in design, demolition and construction costs.

       In October 1998, PACIFIC RETAIL purchased Crossroads Plaza, which consists of 5.04 acres of land and an existing building in Pico Rivera, California. The Company plans to develop the space for a new tenant.

3.     BORROWINGS

       Lines of credit - secured

       On December 27, 1995, PACIFIC RETAIL entered into a credit agreement with a group of lenders to provide a secured line of credit up to a maximum of $50 million. On July 17, 1996, the credit agreement was amended to increase the secured line of credit to a maximum of $75 million. The lenders determine the secured net borrowing base by using the lesser of 65% of the lenders' appraised value on ten of the properties or the permanent loan estimate for each property. As of December 31, 1997, the secured net borrowing base was $75 million. On November 14, 1997, the secured line of credit agreement was amended. Under the amended credit agreement, borrowings bear interest at the greater of prime or federal funds rate plus .50% or, at PACIFIC RETAIL's option, LIBOR plus a margin of 1.25%, if the ratio of total liabilities to gross asset value is less than .35 to one, or 1.40% if the ratio of total liabilities to gross asset value is greater than or equal to .35 to one. Additionally, there is a fee of .125% per annum of the average daily unfunded line of credit balance, or a fee of .25% per annum of the average daily unfunded line of credit balance if the average daily balance for both the secured and unsecured lines of credit is greater than $100 million. Interest is paid monthly based on the unpaid principal balance. On May 18, 1998, the credit agreement was amended; the secured line of credit was paid in full and terminated through the use of funds from the unsecured line of credit. The weighted averaged interest rates for the period from January 1, 1998 to May 18, 1998 and the year ended December 31, 1997 were 7.1% and 7.4%, respectively. The interest rate at December 31, 1997 was 8.5%.

       Lines of credit - unsecured

       On March 28, 1997, PACIFIC RETAIL entered into a credit agreement with a group of lenders to provide an unsecured line of credit up to a maximum of $75 million. On November 14, 1997, the unsecured line of credit was increased to a maximum of $125 million. On May 18, 1998, the credit agreement was amended and the unsecured line of credit was increased to $350 million. On December 7, 1998, the credit agreement was amended to reduce the unsecured line to $325 million. In addition, a bridge line of credit of $100 million was approved with identical provisions to the unsecured line of credit. Borrowings bear interest at the greater of prime or federal funds rate plus .50% or, at PACIFIC RETAIL's option, LIBOR plus a margin of 1.25%, if the ratio of total liabilities to gross asset value is less than .35 to one, or 1.40% if the ratio of total liabilities to gross asset value is greater than or equal to .35 to one and less than .5 to one. Additionally, there is a fee of .125% per annum of the average daily unfunded line of credit balance, or a fee of .25% per annum of the average daily unfunded line of credit balance if the average daily balance is greater than $175 million. Interest is paid monthly based on the unpaid principal balance. The weighted average interest rate for the year ended December 31, 1998 and the period from March 28, 1997 to December 31, 1997 were 6.88% and 7.7%, respectively. There were no borrowings outstanding under the unsecured line of credit at December 31, 1997. The interest rate at December 31, 1998 was 6.89%.

       The termination date of the amended credit agreement is March 28, 2000, but it may be extended for successive one-year periods, if acceptable to the lenders, for a .10% extension fee. All debt incurrences are subject to covenants, as more fully described in the credit agreement. PACIFIC RETAIL has utilized the unsecured line of credit to help finance the acquisition of neighborhood shopping centers and for general working capital purposes during the years ended December 31, 1998 and 1997.

       Notes payable

       Notes payable consisted of the following at December 31, 1998 and 1997:

                                                                                             Principal      Principal
                                                     Interest     Maturity    Payments/      Balance At     Balance At
                                         Market        Rate         Date        Period        12/31/98       12/31/97
                                        ---------   ----------   ---------   -----------    ------------   ------------

       Mortgage Notes Payable:
         Harwood Hills Village          Texas         8.58%        7/1/98    $  49,335 (1)  $          -   $  6,900,000
            Shopping Center
         Paseo Village                  Arizona       7.50         5/1/01       38,668 (2)     4,220,915      4,362,548
         Mills Pointe &           (4)   Texas         7.23         7/1/00      264,578 (2)    31,096,048     31,987,449
            Preston Park Village
         Plaza de Hacienda              California    9.00        6/10/12       57,128 (2)     6,683,992      6,764,017
         Market at Round Rock           Texas         8.63       12/31/05       63,059 (2)     7,410,496      7,522,739
         North Hills Town Center        Texas         7.37         1/1/14       76,974 (2)     8,938,999      9,193,610
         Friar's Mission                California    9.50        6/10/05      152,006 (2)    16,653,096     16,901,320
         Woodman Van-Nuys               California    8.80        9/15/15       57,745 (2)     6,061,268              -
         Sunnyside 205                  Oregon        9.38        1/15/00       52,401 (2)     5,770,679              -
         Murrayhill Marketplace         Oregon        8.05         5/1/19       69,762 (2)     8,364,524              -
         West Hills Plaza               Oregon        7.99       12/10/08       38,303 (2)     5,225,000              -
       Municipal Tax Bonds Payable:
         Friar's Mission                California  7.30-7.90      9/2/15     161,177- (3)     1,321,699      1,311,367
                                                                              168,131
                                                                                            ------------   ------------
                                                                                            $101,746,716   $ 84,943,050
                                                                                            ============   ============


       (1) Payments are interest only payable monthly with the full principal balance due at maturity.
       (2) Payments are interest and principal payable monthly.
       (3) Annual payments of principal and interest payable in two semiannual installments. Amount disclosed is the applicable annual payment range.
       (4) Mills Pointe & Preston Park Village are subject to one mortgage note payable.

       Principal repayments of notes payable are due approximately as follows:

          1999                                               $   2,182,652
          2000                                                  37,315,577
          2001                                                   5,281,298
          2002                                                   1,467,643
          2003                                                   1,610,476
          2004 and after                                        53,889,070
                                                              ------------

                                                             $ 101,746,716
                                                              ============

4.     MINORITY INTEREST

       Minority interest represents limited partners' interests in Retail Property Partners Limited Partnership (the Partnership), a limited partnership controlled by PACIFIC RETAIL, and PRT Development Corporation (PRT Development), a Delaware corporation controlled by PACIFIC RETAIL.

       Retail Property Partners Limited Partnership

       In September 1996, PACIFIC RETAIL formed the Partnership by contributing cash to the Partnership in exchange for a 50.2% controlling general partnership interest in the Partnership, which invested in two retail centers in Dallas, Texas. On December 1, 1996, PACIFIC RETAIL contributed the Blossom Valley Shopping Center in Mountain View, California to the Partnership. The assets and liabilities of Blossom Valley were transferred at book value as the transfer was between entities under common control. The value of the contributed property was $17,354,543, which increased PACIFIC RETAIL's investment in the Partnership to 76.6%.

       On July 31, 1997, PACIFIC RETAIL contributed $8.9 million to the Partnership. With this contribution, PACIFIC RETAIL's investment in the Partnership increased to 81.6%. The Partnership used this contribution to purchase the Heritage Plaza land. On May 21, 1998, PACIFIC RETAIL contributed $14,273,244 to the Partnership. With this contribution, PACIFIC RETAIL's investment in the Partnership increased to 84.2%. The Partnership used this contribution to purchase the Thomas Lake property in May 1998.

       On July 10, 1998, PACIFIC RETAIL contributed $37,026,419 to the Partnership. The partnership purchased the Sherwood Market Center, Murrayhill Marketplace, Cherry Park Market and Sunnyside 205 properties with PACIFIC RETAIL's contribution and additional issues of partnership units in July 1998. PACIFIC RETAIL's investment in the Partnership at December 31, 1998 was 81.9%.

       Limited partners are entitled to exchange each partnership unit for one common share of beneficial interest in PACIFIC RETAIL beginning in August 1998. As of December 31, 1997, there were 765,000 limited partnership units outstanding in the Partnership. On May 21, 1998, an additional 115,385 partnership units were issued in association with the acquisition of Thomas Lake. On July 10, 1998, an additional 760,464 partnership units were issued in association with the acquisitions of the Sherwood Market Center, Murrayhill Marketplace, Cherry Park Market and Sunnyside 205 properties. The limited partners' interests will be reflected as minority interest in the consolidated financial statements until the units are exchanged for PACIFIC RETAIL shares.

       On July 10, 1998, the Partnership formed a limited liability company called PRT Sunnyside LLC for the purpose of owning, holding, managing, operating, leasing, or selling the property commonly referred to as Sunnyside 205. The property was purchased by the Partnership and then conveyed to PRT Sunnyside LLC subject to a note payable in the amount of $5,806,994.

       PRT Development Corporation

       On November 20, 1997, PRT Development Corporation was organized as a Delaware corporation for the purpose of acquiring land and developing and selling the developed property. The authorized capital of PRT Development consists of 2,000,000 shares of common stock. 100,000 of the shares will be issued as Class A voting shares. The remaining 1,900,000 shares will be Class B nonvoting. As of December 31, 1998 and December 31, 1997, 33,892 and 3,250 shares, respectively, of Class A common stock were issued and outstanding. All of the Class A common stock is constructively owned by USREALTY, and is represented in minority interest. PACIFIC RETAIL owned 643,958 and 61,750 shares of Class B common stock issued and outstanding at December 31, 1998 and December 31, 1997, respectively. The Class B common stock is generally entitled to 95% of all distributions made by PRT Development, and the Class A common stock is generally entitled to 5% of all distributions made by PRT Development. PACIFIC RETAIL has consolidated the operations of PRT Development based on the control exerted in the ordinary course of business over the operating decisions of PRT Development.

5.     SHAREHOLDERS' EQUITY

       Offerings

       Between October 20, 1995 and July 16, 1996, PACIFIC RETAIL closed on a series of private offerings to HOLDINGS which resulted in the sale of 20 million common shares of beneficial interest at $10 per share for a total amount of $200 million.

       On October 20, 1995, as a partial acquisition price for five properties acquired from OCP, PACIFIC RETAIL issued 1,130,276 Series A preferred shares of beneficial interest to MPI at a stated liquidation preference of $10 per share plus declared and unpaid dividends resulting in outstanding Series A Preferred shares valued at $11,302,760.

       On December 22, 1995, PACIFIC RETAIL completed an offering of 100,000 common shares at a price of $10 per share. Net proceeds, after offering costs, to PACIFIC RETAIL were $982,000.

       On August 6, 1996, OCP acquired 2,000,000 shares of Series B preferred shares of beneficial interest at a stated liquidation preference of $10 per share plus declared and unpaid dividends resulting in Series B preferred shares valued at $20 million.

       On August 30, 1996, OCP acquired 1,000,000 common shares of beneficial interest in PACIFIC RETAIL at $10 per share for a total of $10 million.

       On August 31, 1996, PACIFIC RETAIL completed a private offering of 18,182,305 common shares of beneficial interest at $11 per share resulting in a total equity investment of $200,005,350. The first funding call took place on September 16, 1996 resulting in 2,860,197 shares being issued for net proceeds of $29,414,529. On January 9, 1997 and January 27, 1997, two funding calls took place resulting in a total of 10,214,738 shares being issued for net proceeds of $112,355,838. The final funding call took place on May 15, 1997 resulting in 5,107,370 shares being issued for net proceeds of $56,181,060.

       On April 30, 1997, PACIFIC RETAIL completed a private offering of 12,500,000 common shares of beneficial interest at $12 per share resulting in a total expected equity investment of $150,000,000. The first funding call took place on May 15, 1997 resulting in 1,898,100 shares being issued for net proceeds of $21,277,205. The second funding call took place on September 18, 1997 resulting in 3,180,570 shares being issued for net proceeds of $38,158,904. On October 1, November 11, and November 28, three funding calls took place resulting in a total of 4,342,300 shares being issued for net proceeds of $52,107,598. The final funding call took place on December 26, 1997 resulting in 3,079,030 shares being issued for net proceeds of $36,948,358.

       On December 29, 1997, PACIFIC RETAIL completed and fully funded a private offering of 11,538,462 common shares of beneficial interest at $13 per share for net proceeds of $148,474,528.

       Trustee compensation

       On March 11, 1997, PACIFIC RETAIL granted 4,305 shares to the board of trustees as part of their compensation.

       Effective March 14, 1997, PACIFIC RETAIL adopted the Deferred Fee Plan for nonemployee trustees. Under this plan, trustees can defer receipt of cash and equity compensation otherwise payable to the trustee by PACIFIC RETAIL. Interest and dividends are earned on the deferred compensation. An election must be made by each trustee to defer their compensation, and this election shall remain in effect until modified or revoked by the trustee. Each trustee must specify when the payment of deferred compensa-tion is to take place. The compensation may be deferred to a specific date of at least two years past the time the compensation is earned, or the compensation may become payable on the last day of the calendar year in which the trustee terminates service with PACIFIC RETAIL, or the compensation can become payable on the earlier of such dates.

       As of December 31, 1998 and 1997, 9,668 and 4,825 shares, respectively, have been deferred under this plan.

       Shares of beneficial interest

       As of December 31, 1998 and 1997, 150,000,000 shares of beneficial interest, $.01 par value per share, were authorized. PACIFIC RETAIL's board of trustees is authorized to issue, from the authorized but unissued shares of PACIFIC RETAIL, preferred shares in series and to establish from time to time the number of preferred shares to be included in such series and to fix the designation and any preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption's of the shares of such series.

       Common shares

       The outstanding common shares ("Shares") do not have redemption or conversion rights or the benefit of any sinking fund. In the event of liquidation, dissolution or winding up of PACIFIC RETAIL, the holders of Shares are entitled to receive ratably the assets remaining after satisfaction of all liabilities and payment of preferences and accrued dividends, if any, on PACIFIC RETAIL's shares ranking senior to the Shares (including the preferred shares). The rights of holders of Shares are subject to the rights and preferences established by PACIFIC RETAIL's board of trustees for any preferred shares, which have been or may subsequently be issued.

       Preferred shares

       The Series A preferred shares, the Series B preferred shares (together referred to as "Preferred Shares") and Shares vote together as a single class with respect to all matters presented to PACIFIC RETAIL's shareholders for a vote. If twelve consecutive quarterly dividends on the Preferred Shares are in arrears, the holders of Preferred Shares will be entitled to nominate and elect an additional trustee until such time as all arrearages have been paid. The Preferred Shares are entitled to a liquidation preference of $10 per share plus an amount equal to all dividends declared but unpaid to the date of final distribution. PACIFIC RETAIL may redeem the Preferred Shares any time after October 20, 2010 at a price of $10 per share, plus all declared but unpaid dividends.

       Series A preferred shares

       Series A preferred shares are convertible into Series B preferred shares on a one-for-one basis and contain provisions for adjustment to prevent dilution. For fiscal years beginning before January 1, 1997, the Series A preferred shares were entitled to a quarterly dividend in an amount equal to the greater of (i) $0.10 per share or (ii) $0.013 less than the dividend on the Shares. For fiscal years beginning on or after January 1, 1997, Series A preferred shares are entitled to quarterly dividends in an amount equal to the greater of (i) $0.10 per share, (ii) 65% of the highest funds from operations per Share for any preceding fiscal year and
       (iii) $0.013 less than the dividend on the Shares. Dividends on the Series A preferred shares are cumulative from the original issue date. PACIFIC RETAIL is restricted from paying any dividends on any Shares or shares ranking on a parity with, or ranking junior to, the Series A preferred shares, unless all cumulative dividends are simultaneously paid on the Series A preferred shares.

       Series B preferred shares

       The board of trustees has authorized up to 6,130,276 Series B preferred shares for issuance. Series B preferred shares are convertible into Shares on a one-for-one basis and contain provisions for adjustment to prevent dilution. For fiscal years beginning before January 1, 1997, the Series B preferred shares were entitled to a quarterly dividend in an amount equal to the greater of (i) $0.10 per share or (ii) the dividend on the Shares. For fiscal years beginning on and after January 1, 1997, Series B preferred shares are entitled to quarterly dividends in an amount equal to the greater of (i) $0.10 per share, (ii) 65% of the highest funds from operations per Share for any preceding fiscal year or
       (iii) the dividend on the Shares. Dividends on the Series B preferred shares are cumulative from the original issue date. PACIFIC RETAIL is restricted from paying any dividends on any Shares or shares ranking on a parity with, or ranking junior to, the Series B preferred shares, unless all cumulative dividends are simultaneously paid on the Series B preferred shares.

       Investor agreement

       On October 20, 1995, HOLDINGS, and PACIFIC RETAIL entered into an investor agreement whereby HOLDINGS agreed to purchase up to 20 million Shares at $10 per share, net of the original shares purchased, before October 20, 1997. As of December 31, 1996, HOLDINGS had completed the purchase of 20 million Shares. As long as HOLDINGS owns at least 25% of the outstanding common shares of PACIFIC RETAIL it will have certain rights regarding appointment of trustees to the board of trustees and regarding approval of budgets, property operations, property acquisitions, changes in executive officers and sales of shares.

       Shareholders' agreement

       On October 20, 1995, OCP entered into a shareholders' agreement with HOLDINGS and PACIFIC RETAIL. Among other provisions of the agreement, OCP was to acquire two million shares of Series B preferred shares at $10 per share at its own request or if required by PACIFIC RETAIL. On August 6, 1996, OCP purchased the two million shares of Series B preferred shares.

       As part of the August 9, 1996 amendment to the shareholders' agreement, HOLDINGS and OCP shall each have the right to participate pro rata, based upon percentage ownership of the Shares on a fully diluted basis, in any offerings by PACIFIC RETAIL of any capital shares or securities convertible into capital shares on the same terms and at the same time as other offerees. The respective rights terminate at such time as the holder shall own less than 10% of the Shares on a fully diluted basis.

       Shareholder ownership limitations

       PACIFIC RETAIL's Declaration of Trust seeks to preserve its REIT status by restricting any shareholder from owning more than 9.8% of PACIFIC RETAIL's shares of beneficial interest, other than HOLDINGS or OCP. PACIFIC RETAIL intends to adopt a shareholder rights plan pursuant to which one purchase right will be issued as a dividend for each outstanding Share. Each purchase right will entitle the holder to purchase one share at a fixed exercise price and, under certain circumstances, to purchase at the exercise price shares or securities of an acquiring company having a market value equal to some multiple of the exercise price. The purchase rights would be exercisable only upon the occurrence of certain triggering events and purchase rights held by the acquiring person would not be exercisable. HOLDINGS and OCP would be exempted from this shareholder rights plan.

6.     MERGER

       On September 23, 1998, PACIFIC RETAIL entered into a merger agreement with Regency Realty Corporation (REGENCY), a publicly owned real estate investment trust. The merger, already approved by the board of trustees of PACIFIC RETAIL and the board of directors of REGENCY, would result in the acquisition of PACIFIC RETAIL by REGENCY with REGENCY being the surviving entity. Shareholders' meetings for REGENCY and PACIFIC RETAIL are scheduled for February 26, 1999 to vote on the merger. The merger is expected to become effective on February 28, 1999. Each outstanding Common and Preferred share of PACIFIC RETAIL would be converted into 0.48 shares of REGENCY Common and Preferred stock, respectively.

       REGENCY commenced operations as a real estate investment trust in 1993 with the completion of its initial public offering. It succeeded to the real estate business operations of The Regency Group, Inc., which began operations in 1963. REGENCY acquires, owns, develops and manages neighborhood shopping centers in targeted infill markets primarily in the eastern half of the United States. The merged company would have a total market capitalization of approximately $2.2 billion, owning over 195 shopping centers, consisting of approximately 22.5 million square feet in 22 states and Washington, D.C., including 13 shopping centers under development.

       USREALTY is the largest shareholder of REGENCY, owning approximately 46.0% of the outstanding REGENCY Common Stock. USREALTY has already approved the merger and will vote for the merger when both companies have their respective shareholder meetings. After the merger USREALTY will own approximately 59.4% of the outstanding REGENCY Common Stock (52.3% on a fully diluted basis). It is anticipated that after the merger REGENCY will continue to be taxed as a real estate investment trust under the Internal Revenue Code and continue to be organized as a corporation under the laws of the state of Florida. REGENCY's headquarters are in Jacksonville, Florida.

7.     INCENTIVE STOCK PROGRAMS

       PACIFIC RETAIL has authorized 1,875,000 shares for a share incentive plan (the "Plan"). On September 24, 1997, the Plan was amended to increase the number of shares authorized to 5,250,000. Additionally, the Plan was amended to award "dividend equivalent units" with all option grants (other than matching options). Participants who are awarded dividend equivalent units will be credited with these units annually based on a calculated dividend yield, multiplied by the number of options outstanding. Matching options and a loan provision have also been added to the common share purchase portion of the Plan. This provision allows the compensation committee to award, for each common share purchased, one or more matching options. Matching options do not receive dividend equivalent units. Further, PACIFIC RETAIL may offer participants loans for the entire purchase price of any common shares purchased under the share purchase program. Any loans will be fully recourse to the participant and be for a maximum of 10 years, subject to an acceleration in the event of termination of employment or sale of the common shares. Participants will be required to pledge any common shares to secure the loan from PACIFIC RETAIL. Under all plans, the option exercise price represents the estimated fair market value at the date of grant. Vesting of the options commences no more than two years from grant date and options are fully vested no more than five years from grant date. Options expire in 10 years from the date of grant or earlier upon termination of employment or death.

       On August 6, 1996, the board of trustees adopted the 1996 Trustees Plan (the "Trustees Plan"). Under the Trustees Plan, nonemployee trustees received options to purchase Shares at an exercise price equal to the market price on the date of the grant. Options granted under the Trustees Plan are immediately vested. These options expire in five years from the date of grant or earlier upon resignation from the board of trustees or death.

       PACIFIC RETAIL applies APB Opinion No. 25 and related Interpretations in accounting for both the Trustees Plan and the employee share incentive plan. No compensation has been recognized for the plans as PACIFIC RETAIL has issued the options at an exercise price, which represents the fair market value at the date of grant. Had compensation cost for the plans been determined based on the fair market value at the grant dates for awards, consistent with the method provided by Statement of Financial Accounting Standards No. 123 (SFAS No. 123), the Company's pro forma net earnings for the years ended December 31, 1998 and 1997 would have been:

                                                                          For the           For the
                                                                        year ended         year ended
                                                                       December 31,       December 31,
                                                                           1998               1997
                                                                      ----------------   ----------------

        Net earnings                     As reported                  $    44,995,082    $   26,721,029
                                         Pro forma (unaudited)        $    43,955,131    $   26,641,918

        Per share net earnings           As reported                  $           .67    $          .61
          attributable to common shares  Pro forma (unaudited)        $           .65    $          .61

        Diluted per share net earnings   As reported                  $           .66    $          .61
          attributable to common shares  Pro forma (unaudited)        $           .65    $          .61



       The fair value of each option grant is estimated on the date of grant using the "minimum value" calculation stipulated by SFAS No. 123 for nonpublic companies. PACIFIC RETAIL has assumed the following in estimating the fair value of the options: expected lives of five years, dividend yield of 5%, expected volatility of 0%, and risk-free interest rates ranging from 6.56% to 4.53%.



       The following table summarizes activity under all programs:

                                                                                              Weighted
                                                                                              Average
                                                                                              Exercise          Number of
                                                                                               Price             Options
                                                                                          --------------      --------------

        Outstanding at December 31, 1997                                                  $        11.73        2,463,872
           Granted                                                                                 11.63          849,091
           Exercised                                                                                   -                -
           Cancelled                                                                              (11.87)        (386,668)
                                                                                           -------------       ----------

        Outstanding at December 31, 1998                                                  $        11.67        2,926,295
                                                                                           -------------       ----------

        Options exercisable at December 31, 1998                                          $        10.44          151,282
                                                                                           -------------       ----------

        Weighted average fair value of options granted during 1998                        $         1.59
                                                                                           -------------       ----------


8.     OPERATING LEASES

       PACIFIC RETAIL receives rental income from the properties under operating leases with terms ranging from less than one year to 24 years. The minimum future rentals under operating leases as of December 31, 1998 are as follows:

           1999                                                 98,815,752
           2000                                                 88,113,982
           2001                                                 76,324,315
           2002                                                 66,086,260
           Thereafter                                          402,863,701
                                                             -------------

                                                            $  732,204,010
                                                             =============



9.     COMMITMENTS AND CONTINGENCIES

       PACIFIC RETAIL is subject to environmental regulations related to the ownership, operation, development and acquisition of real estate properties. As part of due diligence procedures, PACIFIC RETAIL has obtained or conducted Phase I environmental assessments on each property prior to acquisition. PACIFIC RETAIL is not aware of any environmental condition on any of its properties which is likely to have a materially adverse effect on PACIFIC RETAIL's financial condition or results of operations.

10.    SUBSEQUENT EVENTS

       In January 1999, PACIFIC RETAIL acquired 13.59 acres of land in Keller, Texas for a purchase price of $2,145,019.

       On January 11, 1999, PACIFIC RETAIL sold Totem Hill Plaza for a sales price of $4,825,000 at a cost of $4,042,587 resulting in a net gain on the sale.

       On January 20, 1999, PRT Development Corporation formed a limited liability company called Fountain Valley, LLC for the purpose of owning, holding, managing, operating, leasing, or selling the property commonly referred to as Fountain Valley Plaza. Using proceeds of a loan obtained from PACIFIC RETAIL, Fountain Valley, LLC purchased Fountain Valley Plaza at a price of $10,163,300, subject to a note payable of $5,858,884.

       On February 3, 1999, primarily using proceeds from the line of credit, PACIFIC RETAIL purchased Westlake Village Plaza and Center in Thousand Oaks, California for a purchase price of approximately $33 million.

PACIFIC RETAIL TRUST

SCHEDULE III - REAL STATE AND ACCUMULATED DEPRECIATION
AS OF DECEMBER 31, 1998 (IN THOUSANDS)
--------------------------------------------------------------------------------

                                                                                            Costs
                                                              Initial Costs               Capitalized
                                                         -----------------------------    Subsequent
                                           Encum-                        Buildings &           to
         Properties                        brances           Land        Improvements     Acquisition
----------------------------------       ----------      -----------    --------------   -------------

Operating Properties
Austin, Texas Area:
    Market @ Round Rock                  $  7,410        $   2,000       $   8,978        $     33
    North Hills                             8,939            4,900          18,484              62

Dallas/Ft. Worth Area:
    Arapaho Village South                                      837           7,082             595
    Casa Linda Plaza                                         4,515          23,190           6,512
    Cooper Street Plaza                                      2,079          10,419              78
    Harwood Hills Phase I & II                               2,618           6,475           2,252
    Hillcrest Village                                        1,600           1,752
    Market @ Preston Forest                                  4,400          10,643               2
    Mills Pointe                            5,908            2,000          11,432             198
    Mockingbird Commons                                      3,000           9,335             139
    Northview Plaza                                          1,957           7,999             432
    Preston Park Village                   25,188            6,400          45,957              89
    Ridglea Plaza                                            1,675          12,609              81
    Southpark Center                                         3,078           8,720             499
    Valley Ranch Phase I, II & III                           2,593           6,276           4,658
    The Village                                                522           6,809              76

Denver Area:
    Boulevard Center                                         3,659           9,382              66
    Buckley Square                                           3,270           4,248            (209) (b)
    Leetsdale Center                                         3,420           9,150             539
    Littleton Square                                         2,030           8,060              61

Houston Area:
    Champion Forest                                          2,666           7,943             524

Los Angeles County Area:
    Crossroads                                               3,514           2,538
    El Camino                                                7,600           9,672              30
    Oakbrook Plaza                                           4,000           5,919             152
    Plaza de Hacienda                       6,684            4,230           9,744               4
    Plaza Hermosa                                            4,200           9,255              19
    Redondo Village                                          1,313           3,810             135
    Ventura Village                                          4,300           6,135              36
    Woodman - Van Nuys                      6,061            5,500           5,920               3

Orange County Area:
    Heritage Plaza                                           9,205          25,450             676
    Morningside Plaza                                        4,300          12,819              84
    Newland Center                                          12,500          11,693             124
    Rona Plaza                                               1,500           4,239              50
    Santa Ana Downtown Plaza                                 4,240           7,105              14

Phoenix Area:
    Paseo Village                           4,221            2,550           6,652             943
    Pima Crossing                                            5,800          24,208             342

Portland Area:
    Walker Center                                            3,840           6,244              28
    Cherry Park Market                                       2,400          15,934              71
    Murrayhill Marketplace                  8,365            2,600          14,664              17
    Sherwood Market Center                                   3,475          13,985              24
    Sunnyside 205                           5,771            1,200           8,582
    West Hills Plaza                        5,225            1,200           6,974

Sacramento Area:
    Arden Square                                             3,140           7,275              48
    The Promenade                                            2,526          12,244              68

San Diego County Area:
    Costa Verde                                             12,740          21,992             902
    El Norte Parkway Plaza                                   2,834           6,121              47
    Friars Mission                         17,975            6,660          25,770              43
    Twin Peaks                                               2,496          14,911              49
    Twin Peaks Target                                        2,704           9,824

San Francisco Bay Area:
    Blossom Valley                                           7,804           9,848             199


    Country Club Village                                     3,000          11,117             392
    Diablo Plaza                                             5,300           7,362              10
    Encina Grande                                            5,040          10,117              96
    Loehmann's Plaza                                         5,420           8,045             328
    San Leandro                                              1,300           7,689              44
    Sequoia Station                                          9,100          17,709              19
    Strawflower Village                                      4,060           6,867             224
    Tassajara Crossing                                       8,560          14,526             110
    Westpark Plaza                                           5,840           4,398             406
    Woodside Central Plaza                                   3,500           8,624              85

Seattle Area:
    Inglewood Plaza                                          1,300           1,830               7
    Lake Meridian Marketplace                                6,510          11,557             228
    Pine Lake                                                6,300          10,326              43
    Sammamish Highlands                                      9,300           7,391              16
    South Point Plaza                                        5,000           9,697              62
    Southcenter Plaza                                        1,300          12,022              77
    Thomas Lake                                              6,000           9,917             212
    Totem Hill Plaza                                         1,100           3,124              15
                                         --------         --------        --------         -------
Total Operating Properties                101,747          277,520         716,788          23,169
                                         --------         --------        --------         -------



Redevelopment Properties
Austin, Texas Area:
    Hancock Center                                           8,232           4,150           7,363

Orange County Area:
    Bristol and Warner                                       5,000           7,094             487
                                         --------         --------        --------         -------

Total Redevelopment Properties                  -           13,232          11,244           7,850
                                         --------         --------        --------         -------


Land Under Development
Dallas/Ft. Worth Area:
    Hebron Parkway Plaza                                     2,378                            (281) (c)
    MacArthur Park                                           9,692                            (569) (d)
    Prestonwood Park                                        10,171                              34

Los Angeles Area:
    LaCrescenta                                              1,327
    Hawthorne Plaza                                          5,905                               3
                                         --------         --------        --------         -------
Total Land Under Development                    -           29,473               -            (813)
                                         --------         --------        --------         -------


Land Held For Development
Dallas/Ft. Worth Area:
    Harwood Hills                                              234                               1
    Tarrant Parkway Plaza                                    1,582

Los Angeles Area:
    Plaza de Hacienda                                          770                              57
                                         --------         --------        --------         -------
Total Land Held for Development                 -            2,586               -              58
                                         --------         --------        --------         -------

    GRAND TOTAL                          $101,747        $ 322,811       $ 728,032        $ 30,264
                                         ========         ========        ========         =======


                                           Gross Amount at Which Carried
                                                at December 31, 1998
                                         ------------------------------------------                         Year
                                                           Buildings &                  Accumulated     Constructed/
         Properties                         Land          Improvements      Total       Depreciation      Acquired
----------------------------------       ---------       -------------   ----------    --------------   ------------

Operating Properties
Austin, Texas Area:
    Market @ Round Rock                  $   2,000         $   9,011     $   11,011      $   (523)         1997
    North Hills                              4,900            18,546         23,446          (956)         1997

Dallas/Ft. Worth Area:
    Arapaho Village South                      837             7,677          8,514          (918)         1995
    Casa Linda Plaza                         4,515            29,702         34,217        (2,016)         1996
    Cooper Street Plaza                      2,079            10,497         12,576        (1,018)         1995
    Harwood Hills Phase I & II               2,618             8,727         11,345        (1,117)       1996,1996
    Hillcrest Village                        1,600             1,752          3,352          (114)         1996
    Market @ Preston Forest                  4,400            10,645         15,045          (545)         1997
    Mills Pointe                             2,000            11,630         13,630          (713)         1997
    Mockingbird Commons                      3,000             9,474         12,474          (702)         1996

    Northview Plaza                          1,957             8,431         10,388          (912)         1995
    Preston Park Village                     6,400            46,046         52,446        (2,391)         1997
    Ridglea Plaza                            1,675            12,690         14,365        (1,437)         1995
    Southpark Center                         3,078             9,219         12,297          (987)         1995
    Valley Ranch Phase I, II & III           3,021            10,506         13,527          (724)     1996,1996,1998
    The Village                                522             6,885          7,407          (766)         1995

Denver Area:
    Boulevard Center                         3,659             9,448         13,107          (630)         1996
    Buckley Square                           2,970             4,339          7,309          (355)         1996
    Leetsdale Center                         3,420             9,689         13,109          (751)         1996
    Littleton Square                         2,030             8,121         10,151          (492)         1996

Houston Area:
    Champion Forest                          2,666             8,467         11,133          (533)         1997

Los Angeles County Area:
    Crossroads                               3,514             2,538          6,052           (15)         1998
    El Camino                                7,600             9,702         17,302          (433)         1997
    Oakbrook Plaza                           4,000             6,071         10,071          (132)         1998
    Plaza de Hacienda                        4,230             9,748         13,978          (699)         1997
    Plaza Hermosa                            4,200             9,274         13,474          (247)         1998
    Redondo Village                          1,313             3,945          5,258          (395)         1996
    Ventura Village                          4,300             6,171         10,471          (531)         1996
    Woodman - Van Nuys                       5,500             5,923         11,423          (152)         1998

Orange County Area:
    Heritage Plaza                           9,205            26,126         35,331        (1,137)         1997
    Morningside Plaza                        4,300            12,903         17,203          (601)         1997
    Newland Center                          12,500            11,817         24,317          (347)         1997
    Rona Plaza                               1,500             4,289          5,789          (148)         1997
    Santa Ana Downtown Plaza                 4,240             7,119         11,359          (630)         1996

Phoenix Area:
    Paseo Village                            2,550             7,595         10,145          (512)         1996
    Pima Crossing                            5,800            24,550         30,350          (936)         1997

Portland Area:
    Walker Center                            3,840             6,272         10,112          (361)         1997
    Cherry Park Market                       2,400            16,005         18,405          (219)         1998
    Murrayhill Marketplace                   2,600            14,681         17,281          (220)         1998
    Sherwood Market Center                   3,475            14,009         17,484          (179)         1998
    Sunnyside 205                            1,200             8,582          9,782          (113)         1998
    West Hills Plaza                         1,200             6,974          8,174             -          1998

Sacramento Area:
    Arden Square                             3,140             7,323         10,463          (326)         1997
    The Promenade                            2,526            12,312         14,838        (1,017)         1996

San Diego County Area:
    Costa Verde                             12,740            22,894         35,634        (1,978)         1996
    El Norte Parkway Plaza                   2,834             6,168          9,002          (659)         1996
    Friars Mission                           6,660            25,813         32,473          (985)         1997
    Twin Peaks                               2,496            14,960         17,456          (399)         1998
    Twin Peaks Target                        2,704             9,824         12,528          (268)         1998

San Francisco Bay Area:
    Blossom Valley                           7,804            10,047         17,851          (744)         1996
    Country Club Village                     3,000            11,509         14,509          (741)         1996
    Diablo Plaza                             5,300             7,372         12,672          (124)         1998
    Encina Grande                            5,040            10,213         15,253          (618)         1997
    Loehmann's Plaza                         5,420             8,373         13,793          (277)         1997
    San Leandro                              1,300             7,733          9,033          (276)         1997
    Sequoia Station                          9,100            17,728         26,828          (499)         1997
    Strawflower Village                      4,060             7,091         11,151          (513)         1996
    Tassajara Crossing                       8,560            14,636         23,196        (1,319)         1996
    Westpark Plaza                           5,840             4,804         10,644          (286)         1997
    Woodside Central Plaza                   3,500             8,709         12,209          (443)         1997

Seattle Area:
    Inglewood Plaza                          1,300             1,837          3,137           (42)         1998
    Lake Meridian Marketplace                6,510            11,785         18,295          (731)         1996
    Pine Lake                                6,300            10,369         16,669          (239)         1998
    Sammamish Highlands                      9,300             7,407         16,707          (179)         1998
    South Point Plaza                        5,000             9,759         14,759          (486)         1997
    Southcenter Plaza                        1,300            12,099         13,399          (720)         1996
    Thomas Lake                              6,000            10,129         16,129          (186)         1998
    Totem Hill Plaza                         1,100             3,139          4,239          (212)         1997
                                          --------          --------      ---------       -------
Total Operating Properties                 277,648           739,829      1,017,477       (40,874)
                                          --------          --------      ---------       -------
Redevelopment Properties
Austin, Texas Area:
    Hancock Center                           8,232            11,513         19,745          (798)         1996

Orange County Area:
    Bristol and Warner                       5,000             7,581         12,581          (244)         1997
                                          --------          --------      ---------       -------



Total Redevelopment Properties              13,232            19,094         32,326        (1,042)
                                          --------          --------      ---------       -------


Land Under Development
Dallas/Ft. Worth Area:
    Hebron Parkway Plaza                     2,097                            2,097                        1997
    MacArthur Park                           9,123                            9,123                        1998
    Prestonwood Park                        10,205                           10,205                        1997

Los Angeles Area:
    LaCrescenta                              1,327                            1,327                        1998
    Hawthorne Plaza                          5,905                 3          5,908                        1998
                                          --------          --------      ---------       -------
Total Land Under Development                28,657                 3         28,660             -
                                          --------          --------      ---------       -------


Land Held For Development
Dallas/Ft. Worth Area:
    Harwood Hills                              235                              235                        1996
    Tarrant Parkway Plaza                    1,582                            1,582                        1998

Los Angeles Area:
    Plaza de Hacienda                          827                              827                        1997
                                          --------          --------      ---------       -------
Total Land Held for Development              2,644                 -          2,644             -
                                          --------          --------      ---------       -------

    GRAND TOTAL                          $ 322,181         $ 758,926     $1,081,107      $(41,916)
                                          ========          ========      =========       =======




(a) Reconciliation of total cost to balance sheet caption at December 31, 1998 (in thousands):
              Total per Schedule III                   $ 1,081,107
              Construction in process                       24,975
                       Total real estate               $ 1,106,082

(b) Pad site was sold in 1997 to the tenant under a right of first refusal existing at time center was purchased. Sales price was $300,000 which was equal to the cost of the pad site.

(c)  Pad site was sold in 1998 at a cost of $301,180.

(d)  Pad site was sold in 1998 at a cost of $568,546.